Exhibit 10.4

VALIDITY GUARANTY

This Validity Guaranty made this 22nd day of September, 2008, by Thomas Sandgaard (“Validity Guarantor”), whose address is 8022 Southpark Circle, Suite 100, Littleton, Colorado  80120, to and for the benefit of Marquette Business Credit, Inc., d/b/a Marquette Healthcare Finance (“Lender”), whose address is Standard Insurance Center, 900 SW Fifth Ave., Portland, Oregon 97204.

Recitals

A.           Zynex, Inc., a Nevada corporation, and Zynex Medical, Inc. f/d/b/a Stroke Recovery Systems, a Colorado corporation (collectively, “Borrower”) has applied to Lender for a loan (the “Loan”), the terms of which are described in that certain Loan and Security Agreement and other loan documents dated as of even date herewith, among the Borrower and the Lender (the “Loan Documents”).  Capitalized terms used herein will have the respective meanings ascribed to them in the Loan Documents unless they are otherwise defined herein.

B.           Validity Guarantor serves as the President and Chief Executive Officer of Borrower.

C.           To induce Lender to make the Loan to Borrower, and as a condition precedent to making of the Loan, Lender has required that Validity Guarantor guarantee the truth and accuracy of the Borrower’s representations and warranties contained in the Loan Documents,  and to guaranty and warrant the performance by Borrower of certain covenants of the Loan Documents on Borrower’s part to be performed and observed pursuant to the provisions thereof, as more particularly provided in this Validity Guaranty.

Agreement

NOW, THEREFORE, in consideration of Lender’s making the Loan to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals.  The above Recitals are acknowledged and incorporated into this Agreement.

2. Representations, Warranties, and Covenants. Validity Guarantor warrants and represents to Lender that:

2.1. Any and all financial statements, balance sheets, receivables information and other financial data that have been furnished to Lender and that concern Borrower fairly and accurately present the financial condition of the Borrower as of the date thereof; that since the date thereof, there has been no material adverse change in the financial condition of such Borrower, except as disclosed to Lender in writing; that there are no legal proceedings, material claims, or demands pending against or, to the best of Validity Guarantor’s knowledge, threatened against Borrower or any of the Borrower’s assets that have not been disclosed to Lender in writing.

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2.2. Any and all financial statements, balance sheets, receivables information, and other financial data that Validity Guarantor causes to be furnished to Lender on behalf of Borrower will fairly and accurately present the financial condition of the Borrower as of the date thereof.

2.3. Each and every warranty and representation made by Borrower in the Loan Documents is true and correct on the date so made to the best of Validity Guarantor’s knowledge.

2.4. The Validity Guarantor agrees to immediately notify the Lender upon obtaining knowledge of any facts or circumstances indicating that any representations or warranties of the Borrower made to the Lender are or were untrue on the date made.

2.5. This Validity Guaranty constitutes a legal, valid and binding obligation of Validity Guarantor and is fully enforceable in accordance with its terms.

2.6. The execution and delivery of this Validity Guaranty, and the fulfillment of and compliance with the terms and provisions hereof, will not conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any agreement or instrument to which Validity Guarantor is now a party or by which Validity Guarantor may be bound.

2.7. Validity Guarantor agrees to notify Lender immediately of any default, breach, misrepresentation, or nonperformance by Borrower of any terms, conditions, covenants, or other requirements of Borrower in the Loan Documents known to Validity Guarantor.  Validity Guarantor will be liable to Lender for any loss or liability Lender suffers arising from or related to any fraudulent or criminal activities of the Borrower or its executive officers with respect to the transactions contemplated under the Loan Documents, or any fraudulent or criminal activities arising from the operation of the business of the Borrower, which activities were known to Validity Guarantor.

3. Foreclosure.  In the event that the Lender declares a default under the Loan Documents and commences to realize on the Collateral, the undersigned will exercise his reasonable efforts in an appropriate manner to assist the Lender to obtain maximum proceeds from the liquidation of all of the Collateral.

4.  General.

4.1. The obligations of Validity Guarantor hereunder are independent of the obligations of Borrower to Lender, and, subject to the terms hereof, a separate action or actions may be brought and prosecuted against Validity Guarantor, whether action is brought against Borrower or whether Borrower is joined in any such action or actions.  Validity Guarantor agrees that any releases which may be given by Lender to Borrower shall not release Validity Guarantor from its obligations under this Validity Guaranty.

4.2. This Validity Guaranty shall not be impaired by any modification, supplement, extension, or amendment of any of the Obligations or the Loan Documents.

4.3. Validity Guarantor authorizes Lender, without notice or demand and without affecting its liability hereunder, from time to time to:

(a)           renew, compromise, extend, accelerate, or otherwise change the time for payment of, or otherwise change the terms of, the Loan Documents or of any other agreements, instruments, or documents with Lender or any part thereof, including increase or decrease of the rate of interest thereon;

(b)           release or substitute the Collateral and any one or more of the endorsers or guarantors of the Obligations; and

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(c)           assign, without notice, this Validity Guaranty in whole or in part and/or Lender’s rights hereunder to anyone at any time.

4.4. Validity Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower.  Validity Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, notices of default, and of the existence, creation of, or incurring of new or additional indebtedness of Borrower.

4.5. This Validity Guaranty shall be enforced and construed in accordance with the laws of the State of Oregon without regard to principles of conflicts of laws.

4.6. VALIDITY GUARANTOR WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER CONNECTED WITH THIS AGREEMENT, AND GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF OREGON AND OF THE FEDERAL COURTS LOCATED IN THE DISTRICT OF OREGON IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.  IN ANY SUCH LITIGATION, GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT, OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE ON SUCH PARTY BY CERTIFIED U.S. FIRST CLASS MAIL, AND OTHERWISE IN ACCORDANCE WITH APPLICABLE LAWS, POSTAGE PREPAID, ADDRESSED TO THE PARTY AT THE ADDRESS SPECIFIED BELOW.

4.7. Lender’s rights, remedies, and recourse under the Loan Documents or this Validity Guaranty are separate and cumulative and may be pursued separately, successively, or concurrently, are non-exclusive, and the exercise of any one or more of them shall in no way limit or prejudice any other legal or equitable right, remedy, or recourse to which Lender may be entitled.

4.8. In any action to enforce or otherwise adjudicate any term of this Validity Guaranty, the prevailing party in such action shall be entitled to recover from the non-prevailing party all of the prevailing party’s reasonable attorney fees, court costs, and all other costs and expenses incurred in connection with such action.

4.9. In case any one or more of the provisions contained in this Validity Guaranty shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Validity Guaranty shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

4.10. All notices, requests, demands, and other communications required under this Validity Guaranty shall be given in writing by delivering the same in person to the intended addressee, by overnight courier service with guaranteed next day delivery, by certified United States Mail, postage prepaid and return receipt requested, or telegram sent to the intended addressee, each addressed as follows, or by telecopy addressed to the intended addressee and transmitted to the following number:

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If to Validity Guarantor:	Thomas Sandgaard 8022 Southpark Circle, Suite 100 Littleton, CO 80120 Facsimile: (800) 495-6695 E-mail: tsandgaard@zynexmed.com
If to Lender:	Marquette Healthcare Finance Standard Insurance Center 900 SW Fifth Ave, Suite 1920 Portland, Oregon 97204 Attn: Jennifer Sheasgreen E-mail: Jennifer.Sheasgreen@marquette.com or to such other address or number as the intended addressee may have given to the other party in writing in the manner set forth above.  Such notices, requests, demands, and other communications shall be deemed given when actually received or, if earlier, (a) in the case of delivery by courier service with guaranteed next day delivery, the next day or the day designated for delivery, (b) in the case of certified United States mail, three days after deposit therein, or (c) in the case of telecopy, the date upon which the transmitting party received confirmation of receipt by telecopy, telephone, or otherwise.  No notice to or demand on Validity Guarantor shall in any case, of itself, entitle Validity Guarantor to any other or further notice or demand in similar or other circumstances

4.11. This document constitutes the parties’ final written expression of their agreement and supersedes all prior agreements, understandings, and writings concerning the subject matter hereof.  This Validity Agreement may be amended only in writing and signed by the party against whom enforcement is sought.

4.12. This Validity Guaranty shall cease to be of any effect and shall be terminated from and after the following:  The Validity Guarantor ceases to be the Chief Executive Officer of Zynex, Inc.  In the event of such termination, the Validity Guarantor shall only have liability for any breach by Validity Guarantor of this Validity Guarantor prior to such termination.

4.13. The liability of Validity Guarantor for any and all claims and other matters relating to this Validity Guaranty (including, without limitation, losses, attorneys fees, other expenses and damages) shall not exceed the amount of the Obligations (as defined in the Loan Documents) and shall not include any of Lender’s indirect, incidental, special or consequential damages.

[Signature page follows]

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VALIDITY GUARANTOR

 /s/ Thomas Sandgaard
Thomas Sandgaard

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